Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$282,139
Unrealized Gain (Loss) on Market Value of Futures	(310,829)
Dividend Income	51
Interest Income	105
ETF Transaction Fees	350
Total Income (Loss)	$(28,184)

Expenses
Investment Advisory Fee	$3,695
SEC & FINRA Registration Expense	600
Brokerage Commissions	446
NYMEX License Fee	92
Prepaid Insurance Expense	37
Non-interested Directors' Fees and Expenses	34
Total Expenses	$4,904
Net Income (Loss)	$(33,088)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/11	$6,933,336
Additions (100,000 Units)	3,359,246
Net Income (Loss)	(33,088)

Net Asset Value End of Month	$10,259,494
Net Asset Value Per Unit (300,000 Units)	$34.20

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502